EXHIBIT 10.2

                             AGREEMENT FOR PURCHASE

         THIS AGREEMENT FOR PURCHASE (this "Agreement") is dated as of the 15 day of November 2008, by and among Gift Card Digest Corp., a Florida corporation ("GCD"), and Steven Adelstein, as Nominee., ("Nominee"),

                                    RECITALS:

A. GCD and Nominee desire to complete a purchase transaction pursuant to which GCD shall acquire all of the intellectual properties (" www.giftcarddigest.com") of Nominee in exchange for the total payment of $6,000 as of the date of closing; and

B. The Board of Director of GCD and the Steven Adelstein, as Nominee have each approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

C. The Parties desire to make certain representations, warranties and agreements in connection with completion transaction.

         NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I
                                 THIS AGREEMENT

1.1 THE PURCHASE. At the Closing (as hereinafter defined), GCD shall acquire all of the intellectual properties directly or indirectly pertaining to the website (as produced and developed) known as www.giftcarddigest.com. Consideration to be issued by GCD shall be $6,000 in exchange for 100% of www.giftcarddigest.com. This agreement shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law.

1.2 CLOSING AND EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on November 20, 2008. Such date shall be the date of Closing (the "Effective Time").

1.3 PAYMENT OF FUNDS. The payment of funds shall be as follows:

   (a) $1,000 upon the execution of this agreement payable to Nominee. Said $1000 is fully refundable if requested in writing by GCD and received by Nominee on or before November 15, 2008.

   (b) The balance of funds (5,000) shall be payable in full at closing.

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                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

2.1 REPRESENTATIONS AND WARRANTIES OF GCD. GCD represents and warrants to as follows:

   (a) ORGANIZATION, STANDING AND POWER. GCD is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

   (b) AUTHORITY. GCD has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of GCD. No other corporate or shareholder proceedings on the part of GCD are necessary to authorize this agreement, or the other transactions contemplated hereby.

   (c) CONFLICT WITH OTHER AGREEMENTS; APPROVALS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "violation") pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of GCD or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to GCD which violation would have a material adverse effect on GCD taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to GCD in connection with the execution and delivery of this Agreement by GCD or the consummation by GCD of the transactions contemplated hereby.

   (d) COMPLIANCE WITH LAWS. GCD is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

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2.2 REPRESENTATIONS AND WARRANTIES OF NOMINEE. Nominee represents and warrants to GCD as follows:

   (a) ORGANIZATION, STANDING AND POWER. Nominee has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

   (b) COMPLIANCE WITH LAWS. Nominee is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

   c) LITIGATION. There is no suit, action or proceeding pending, or, to the knowledge of Nominee threatened against or affecting Nominee, which is reasonably likely to have a material adverse effect on www.giftcarddigest.com, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Nominee having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

   (d) LICENSES, PERMITS; INTELLECTUAL PROPERTY. Nominee owns or possesses in the operation of its business all material authorizations which are necessary for it to conduct its business as now conducted. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

                                   ARTICLE III
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

3.1 COVENANTS OF NOMINEE AND GCD. During the period from the date of this Agreement and continuing until the Effective Time, Nominee and GCD each agree as to themselves (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

   (a) ORDINARY COURSE. Each party shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

   (b) DIVIDENDS; CHANGES IN STOCK. No party shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, or (ii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

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   (c) ISSUANCE OF SECURITIES. No party shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities.

   (d) GOVERNING DOCUMENTS. Prior to Closing, GCD shall not amend its Articles of Incorporation and By-laws.

   (e) NO DISPOSITIONS. Except for the transfer of assets in the ordinary course of business consistent with prior practice, no party shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party.

   (f) INDEBTEDNESS. No party shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

3.2 OTHER ACTIONS. No party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to this agreement set forth in Article V not being satisfied.

                                   ARTICLE IV
                 ADDITIONAL AGREEMENTS AND RELATED TRANSACTIONS

4.1 ACCESS TO INFORMATION. Upon reasonable notice, Nominee shall afford to the officers, employees, accountants, counsel and other representatives of GCD, access to all their books, contracts, commitments and records and Nominee shall furnish promptly to GCD (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

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4.2 LEGAL CONDITIONS TO EXCHANGE. Nominee shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to this agreement and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or upon any of their related entities or subsidiaries in connection with this agreement. Each party shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Nominee or GCD or any of their related entities or subsidiaries in connection with this agreement or the taking of any action contemplated thereby or by this Agreement.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THIS AGREEMENT. The respective obligations of each party to effect this agreement shall be conditional upon the filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby.

5.2 CONDITIONS TO OBLIGATIONS OF NOMINEE AND GCD. The obligation of Nominee to effect this agreement is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by GCD:

   (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Nominee set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement.

   (b) PERFORMANCE OF OBLIGATIONS OF NOMINEE. Nominee shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

   (c) CONSENTS. Nominee shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of GCD, individually or in the aggregate, have a material adverse effect on this agreement..

   (d) DUE DILIGENCE REVIEW. GCD shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities no later than November 20, 2008 and shall not have determined that any of the representations or warranties of Nominee contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that Nominee is otherwise in violation of any of the provisions of this Agreement.

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   (e) PENDING LITIGATION. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of GCD, made in good faith, would make the consummation of this agreement imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against Nominee, the consequences of which, in the judgment of GCD, could be materially adverse to GCD.

                                   ARTICLE VI
                            TERMINATION AND AMENDMENT

6.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

   (a) By either GCD or Nominee if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of this agreement shall have become final and non-appealable; or

6.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either GCD or Nominee as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

6.3 AMENDMENT. This Agreement may be amended by mutual agreement of GCD, and Nominee. Any such amendment must be by an instrument in writing signed on behalf of each of the parties hereto.

6.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized , may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such parties.

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                                  ARTICLE VII
                               GENERAL PROVISIONS

7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of one year from the date of this Agreement.

7.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to GCD
          Tammi Shnider, President
          5100 West Copans Road    Suite 810
          Margate Fl. 33063

          If to Nominee
          Steven Adelstein, Nominee
          7076 Spyglass Ave
          Parkland Fl. 33076

7.3 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

7.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

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7.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Court of Florida or any federal court in the State of Florida in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

7.7 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

7.8 PUBLICITY. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

7.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


IN WITNESS WHEREOF, this Agreement has been signed by the parties set forth below as of the date set forth above.


                                         GIFT CARD DIGEST CORP.

                                         ("GCD")

                                              By: /s/ Tammi Shnider
                                                  -----------------
                                                  Tammi Shnider, President


                                         STEVEN ADELSTEIN, NOMINEE.

                                         ("Nominee")

                                              By: /s/ Steven Adelstein
                                                  --------------------
                                                  Steven Adelstein, as Nominee

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